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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2002

Elgar Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-333-55797 (Commission file number)	51-0373329 (IRS employer identification no.)
9250 Brown Deer Road, San Diego, California (Address of principal executive offices)		92121-2294 (Zip code)

Registrant's telephone number, including area code (858) 450-0085

Not applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountants.

  (a)
  Previous independent accountants

        On June 10, 2002, Elgar Holdings, Inc., a Delaware corporation (the "Company"), dismissed Arthur Andersen LLP ("Andersen") as the principal independent accountants engaged to audit the Company's financial statements. Both the Audit Committee of the Board of Directors, and the full Board of Directors, approved the decision to change independent accountants. In connection with its audits for the two most recent fiscal years and through June 10, 2002, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused Andersen to make reference thereto in Andersen's report on the financial statements for such periods.

        Andersen's reports on the Company's financial statements have not contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Andersen's opinion given with respect to the Company's consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2001 contained a qualification as to the Company's ability to continue as a going concern.

        A letter from Andersen to the Securities and Exchange Commission as to Andersen's agreement or disagreement with the disclosure set forth above is attached hereto as Exhibit 99.1.

  (b)
  New independent accountants

        The Company is in the process of selecting new independent public accountants to audit its financial statements for the fiscal year ending December 28, 2002. The Company has authorized Andersen to respond fully to any inquiries the new independent public accountants ultimately retained by the Company may have in order to ensure a smooth transition of the Company's certifying accountants.

Item 5. Other Events.

        On June 11, 2002, Christopher W. Kelford, the Chief Financial Officer of the Company, voluntarily resigned from the Company to take a similar position with another San Diego-area corporation. Joseph A. Stroud, a director of the Company, has been appointed as Chief Financial Officer of the Company.

Item 7. Exhibits.

  (c)
  Exhibit:

  99.1
  Letter of Arthur Andersen LLP to the Securities and Exchange Commission, dated June 11, 2002

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2002

ELGAR HOLDINGS, INC.
By:	/s/ KENNETH R. KILPATRICK Kenneth R. Kilpatrick President and Chief Executive Officer

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FORM 8-K
SIGNATURES